Exhibit 99.1

CMS ENERGY ANNOUNCES 2013 EARNINGS OF $1.66 PER SHARE, UP 7%;

RAISES 2014 ADJUSTED EARNINGS GUIDANCE TO $1.74

TO $1.78 PER SHARE, UP 5% TO 7%

ANNOUNCES PLAN TO PURCHASE CLEAN-BURNING NATURAL GAS PLANT

JACKSON, Mich., Jan. 30, 2014 – CMS Energy announced today reported net income of $102 million, or $0.37 per share, for the fourth quarter of 2013, compared to reported net income of $67 million, or $0.25 per share, for the same quarter of 2012. Adjusted (non-Generally Accepted Accounting Principles) net income for the fourth quarter and year was the same as the reported amounts.

For 2013, CMS Energy had reported net income of $452 million, or $1.66 per share, compared to $382 million, or $1.42 per share, for the same period of 2012.

CMS Energy raised previously provided guidance for 2014 adjusted earnings to $1.74 to $1.78 per share, consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth.

John Russell, CMS Energy’s president and chief executive officer, said the company’s strong financial performance in 2013 marked 11 straight years that it has met or exceeded its adjusted earnings guidance.

The company also announced today its plan to purchase, for $155 million, a 540 megawatt clean-burning natural gas power plant in its hometown of Jackson, Michigan, and will place on hold plans for a new $700 million gas plant in Thetford Township, Genesee County. The Jackson plant is scheduled to become part of Consumers Energy’s generating system in the first quarter of 2016, and will partially replace electric capacity from seven older coal-fired plants planned for retirement in April 2016. Purchase of the Jackson plant is subject to customary closing conditions, including regulatory approvals.

“The gas plant is a great example of our plan to make strategic investments in Michigan and provide customers with safe, affordable, reliable and increasingly clean energy,” said Russell. “More than a half-billion in savings by buying versus building provides significant headroom to expand our gas utility, the 4th-largest in the U.S., as well as continue investments in improvements in electric reliability. We’re updating our power generation portfolio to emphasize sustainability, environmental benefits and long-term value for customers.”

“Our electric system recently faced major challenges with the worst ice storm in a decade, including a record number of downed-wires and employees and out-of-state line workers restoring service. We thank our customers for their support during this catastrophic storm and we appreciate the extraordinary service by our employees, mutual assistance crews and contractors during Christmas week.”

Russell said that CMS Energy’s principal subsidiary, Consumers Energy, Michigan’s largest utility with three million electric and natural gas customers, still plans to invest about $15 billion in its operations over the next 10 years to enhance customer value.

“Our customers’ needs guide our investment decisions, including strengthening distribution reliability, energy efficiency programs that lower energy bills, and growing our supply of renewable energy as Michigan’s leader in that area. Our ongoing cost control program provides us the ability to make these investments and deliver on our commitment to consistent financial performance.”

Russell noted that Michigan Governor Rick Snyder’s recent major address on future energy policy, which emphasized adaptability, reliability, affordability and protection of the environment, is consistent with the company’s strategic approach and investment plans.

These plans also include enhancing the delivery capacity of Consumers Energy’s natural gas system through investments in its 15 gas storage fields, compressor stations and gas main replacement program. The company’s gas fuel prices are the lowest they’ve been in a decade.

Russell said the company will substantially increase its efforts in 2014 to strengthen the Michigan communities where it provides electric and gas service, including support for local businesses.

“In addition to the $2 billion we annually spend in Michigan on goods and services, we are the largest sponsor of Pure Michigan Business Connect, which encourages Michigan companies to do more business with each other. At year-end, we have awarded $775 million in contracts to Michigan companies, creating an estimated 5,000 jobs.”

In reviewing recent major events, Russell cited:

•	All-time records were set January 6-7 for gas storage withdrawal and for one-hour delivery to the company’s 1.7 million customers.

•	Construction started on Cross Winds® Energy Park, the company’s second wind facility, scheduled to begin serving customers in the fourth quarter.

•	Construction continues on the $120 million Southwest Michigan Pipeline to strengthen gas delivery reliability and support strategic supply purchases.

•	Achieved first-quartile ranking for sustainable business practices among 24 utilities.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

# # #

CMS Energy provides historical financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis and provides forward-looking guidance on an adjusted basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. These items have the potential to impact, favorably or unfavorably, the company’s reported earnings in future periods. Because the company is not able to estimate the impact of these matters, the company is not providing a reconciliation to the comparable future period reported earnings.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, Rule 175 of the Securities Act of 1933, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings. Forward-looking statements should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the year ended December 31, 2012 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2013	2012	2013	2012
Operating Revenue	$1,736	$1,670	$6,566	$6,253
Operating Expenses	1,472	1,458	5,424	5,250

Operating Income	$264	$212	$1,142	$1,003
Other Income (Expense)	(1)	(7)	12	8
Interest Charges	99	96	398	389

Income before Income Taxes	$164	$109	$756	$622
Income Tax Expense	62	42	302	245

Income from Continuing Operations	$102	$67	$454	$377
Income from Discontinued Operations	—	—	—	7

Net Income	$102	$67	$454	$384
Income Attributable to Noncontrolling Interests	—	—	2	2

Net Income Available to Common Stockholders	$102	$67	$452	$382

Income Per Share
Basic	$0.38	$0.26	$1.71	$1.46
Diluted	0.37	0.25	1.66	1.42

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	December 31	December 31
	2013	2012
	(Unaudited)
Assets
Cash and cash equivalents	$172	$93
Restricted cash and cash equivalents	32	29
Other current assets	2,322	2,300

Total current assets	$2,526	$2,422
Plant, property, and equipment	12,246	11,551
Other non-current assets	2,644	3,158

Total Assets	$17,416	$17,131

Liabilities and Equity
Current liabilities	$1,213	$1,146
Non-current liabilities	4,741	5,233
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	7,227	6,854
Non-recourse debt	652	527

Total debt, capital leases, and financing obligation	7,879	7,381
Noncontrolling interests	37	44
Common stockholders’ equity	3,454	3,194

Total capitalization	$11,370	$10,619
Securitization debt	92	133

Total Liabilities and Equity	$17,416	$17,131

(*)	Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Full Year
	(Unaudited)
	2013	2012
Beginning of Period Cash	$93	$161
Cash provided by operating activities	$1,421	$1,241
Cash used in investing activities	(1,532)	(1,350)

Cash flow from operating and investing activities	$(111)	$(109)
Cash provided by financing activities	190	41

Total Cash Flow	$79	$(68)

End of Period Cash	$172	$93

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2013	2012	2013	2012
Net Income Available to Common Stockholders	$102	$67	$452	$382
Reconciling Items:
Discontinued Operations Income	—	—	—	(7)
Electric Decoupling Court Order	—	—	—	36
Voluntary Separation Program	—	—	—	7
Restructuring Costs and Other	—	—	—	(1)

Adjusted Net Income - Non-GAAP Basis	$102	$67	$452	$417

Average Number of Common Shares Outstanding
Basic	265	263	265	261
Diluted	272	269	272	269
Basic Earnings Per Average Common Share
Net Income Per Share as Reported	$0.38	$0.26	$1.71	$1.46
Reconciling Items:
Discontinued Operations Income	—	—	—	(0.03)
Electric Decoupling Court Order	—	—	—	0.14
Voluntary Separation Program	—	—	—	0.03

Adjusted Net Income - Non-GAAP Basis	$0.38	$0.26	$1.71	$1.60

Diluted Earnings Per Average Common Share
Net Income Per Share as Reported	$0.37	$0.25	$1.66	$1.42
Reconciling Items:
Discontinued Operations Income	—	—	—	(0.03)
Electric Decoupling Court Order	—	—	—	0.14
Voluntary Separation Program	—	—	—	0.03
Restructuring Costs and Other	—	—	—	(0.01)

Adjusted Net Income - Non-GAAP Basis	$0.37	$0.25	$1.66	$1.55

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.